Exhibit 99.1

        Red Hat Reports Second Quarter Fiscal Year 2008 Results

    - Revenue of $127.3 Million, up 28% Year-over-Year

    - Net Income of $18.2 Million, up 64% Year-over-Year

    Business Editors/High-Tech Editors

    RALEIGH, N.C.--(BUSINESS WIRE)--Sept. 25, 2007--Red Hat, Inc. (NYSE: RHT), the world's leading provider of open source solutions, today announced financial results for its second fiscal quarter ended August 31, 2007. Red Hat's current fiscal year will end February 29, 2008.

    Total revenue for the quarter was $127.3 million, an increase of 28% from the year ago quarter and 7% from the prior quarter.
Subscription revenue was $109.2 million, up 29% year-over-year and 6% sequentially.

    Net income for the quarter was $18.2 million, or $0.09 per diluted share, compared with $16.2 million, or $0.08 per diluted share, for the prior quarter and $11.0 million, or $0.05 per diluted share, in the year ago quarter. Non-GAAP adjusted net income for the quarter was $36.9 million, or $0.17 per diluted share, after adjusting for stock compensation and tax expense as detailed in the tables below. This compares to non-GAAP adjusted net income of $33.7 million, or $0.16 per diluted share, in the prior quarter and $24.5 million, or $0.12 per diluted share, in the year ago period.

    Non-GAAP operating cash flow, as detailed in the tables below, totaled $63.7 million for the quarter, up 43% from the year ago quarter and 22% sequentially. Total cash, cash equivalents and investments as of August 31, 2007 were $1.3 billion. At quarter end, Red Hat's total deferred revenue balance was $377.0 million, an increase of 33% year-over-year and 4% sequentially.

    Other highlights of the quarter included the following:

    - Red Hat continued to build its industry leading ecosystem by surpassing the milestone of more than 3,000 applications certified on Red Hat Enterprise Linux.

    - Following three consecutive years of Red Hat being ranked first in value for enterprise software in the CIO Insight survey, Red Hat Japan was ranked the number one technology vendor in Japan that customers intend to conduct business with in the future according to the Nikkei Market Access survey.

    - Red Hat released the beta version of the Red Hat Developer
Studio, an integrated Eclipse-based set of open source development tools and runtime environment.

    - Red Hat released JBoss Enterprise Application Platform 4.2, an enterprise-ready platform on which to migrate legacy applications to an open source architecture.

    "We are pleased to report another solid quarter of strong revenues. I am particularly pleased with the steady improvement in operating margin and operating cash flow. These performance improvements come at a time when we are continuing to invest heavily in our processes and systems as we scale globally," stated Charlie Peters, Executive Vice President and Chief Financial Officer of Red Hat. "We continue to see robust demand for our open source solutions and are encouraged by our market position."

    In addition, Red Hat today announced that its Board of Directors had authorized the continuation of the Company's stock and debenture repurchase program. Under the program, the Company is authorized to repurchase in aggregate up to $250 million of the Company's common stock and in aggregate up to $75 million of the Company's 0.5% Convertible Senior Debentures due 2024.

    Repurchases of common stock and debentures may be effected, from time to time, either on the open market or in privately negotiated transactions, as applicable. The timing and the amount of any repurchases of common stock and debentures will be determined by the Company's management based on an evaluation of market conditions and other factors. Repurchased common stock will be available for use in connection with the Company's equity compensation plans and for other corporate purposes. Repurchased debentures will be retired and canceled. The repurchase program will be funded using the Company's working capital and may be suspended or discontinued at any time. Red Hat had approximately 193.9 million shares of common stock outstanding as of September 21, 2007.

    Additional information on Red Hat's reported results, including a reconciliation of the non-GAAP adjusted results, are included in the financial tables below. A live webcast of Red Hat's results will begin at 5:00 pm ET today and can be accessed by the general public at Red Hat's investor relations website at http://investors.redhat.com. A replay of the webcast will be available shortly after the live event will have ended.

    About Red Hat, Inc.

    Red Hat, the world's leading open source solutions provider, is headquartered in Raleigh, NC with over 50 offices spanning the globe. CIOs have ranked Red Hat first for value in Enterprise Software for three consecutive years in the CIO Insight Magazine Vendor Value study. Red Hat provides high-quality, low-cost technology with its operating system platform, Red Hat Enterprise Linux, together with applications, management and Services Oriented Architecture (SOA) solutions, including the JBoss Enterprise Middleware Suite. Red Hat also offers support, training and consulting services to its customers worldwide. Learn more: www.redhat.com.

    Forward-Looking Statements

    Certain statements contained in this press release may constitute "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements provide current expectations of future events based on certain assumptions and include any statement that does not directly relate to any historical or current fact. Actual results may differ materially from those indicated by such forward-looking statements as a result of various important factors, including: risks related to the integration of acquisitions; the ability of the Company to effectively compete; the inability to adequately protect Company intellectual property and the potential for infringement or breach of license claims of or relating to third party intellectual property; risks related to data and information security vulnerabilities; ineffective management of, and control over, the Company's growth and international operations; adverse results in litigation; and a dependence on key personnel, as well as other factors contained in our most recent Quarterly Report on Form 10-Q (copies of which may be accessed through the Securities and Exchange Commission's website at http://www.sec.gov), including those found therein under the captions "Risk Factors" and "Management's Discussion and Analysis of Financial Condition and Results of Operations". In addition, the forward-looking statements included in this press release represent the Company's views as of the date of this press release and these views could change. However, while the Company may elect to update these forward-looking statements at some point in the future, the Company specifically disclaims any obligation to do so. These forward-looking statements should not be relied upon as representing the Company's views as of any date subsequent to the date of the press release.

    LINUX is a trademark of Linus Torvalds. RED HAT and JBOSS are registered trademarks of Red Hat, Inc. and its subsidiaries in the US and other countries.

    Tables follow:

                            RED HAT, INC.
                CONSOLIDATED STATEMENTS OF OPERATIONS
                             (Unaudited)
              (In thousands - except per share amounts)


                               Three Months Ended   Six Months Ended
                               ------------------- -------------------
                               Aug. 31,  Aug. 31,  Aug. 31,  Aug. 31,
                                 2007      2006      2007      2006
                               ------------------- -------------------
Revenue:

  Subscriptions                $109,172  $ 84,947  $212,217  $156,439
  Training and services          18,098    14,726    33,926    27,237
                               --------- --------- --------- ---------


    Total subscription,
     training and services
     revenue                    127,270    99,673   246,143   183,676
                               --------- --------- --------- ---------

Cost of revenue:

  Subscriptions                   8,492     7,386    16,093    13,382
  Training and services          11,572     9,034    22,235    16,484
                               --------- --------- --------- ---------


    Total cost of subscription,
     training and services
     revenue                     20,064    16,420    38,328    29,866
                               --------- --------- --------- ---------


 Total gross profit             107,206    83,253   207,815   153,810

Operating expense:
 Sales and marketing             46,093    37,807    92,302    68,308
 Research and development        23,384    18,068    45,171    31,883
 General and administrative      19,933    17,926    37,594    31,555
                               --------- --------- --------- ---------

  Total operating expense        89,410    73,801   175,067   131,746
                               --------- --------- --------- ---------

Income from operations           17,796     9,452    32,748    22,064
Other income, net                14,030     9,573    27,608    20,275
Interest expense                 (1,565)   (1,490)   (3,060)   (2,974)
                               --------- --------- --------- ---------

Income before provision
 (benefit) for income taxes      30,261    17,535    57,296    39,365
Provision (benefit) for income
 taxes                           12,104     6,488    22,918    14,565
                               --------- --------- --------- ---------

Net income                     $ 18,157  $ 11,047  $ 34,378  $ 24,800
                               ========= ========= ========= =========

Net income-diluted             $ 19,050  $ 12,000  $ 36,165  $ 26,705
                               ========= ========= ========= =========

Net income per share:
 Basic                         $   0.09  $   0.06  $   0.18  $   0.13
 Diluted                       $   0.09  $   0.05  $   0.16  $   0.12

Weighted average shares
 outstanding:
 Basic                          193,634   190,292   193,358   186,936
 Diluted                        221,688   219,940   221,559   217,348

Diluted net income per share
 computation:
GAAP Net income, basic         $ 18,157  $ 11,047  $ 34,378  $ 24,800
Interest expense on convertible
 debentures, net of related
 GAAP tax effects                   435       464       869       927
Amortization of debt issuance
 costs, net of related GAAP tax
 effects                            458       489       918       978

GAAP Net income, diluted       $ 19,050  $ 12,000  $ 36,165  $ 26,705
                               ========= ========= ========= =========


Note: certain prior year amounts have been reclassified to conform with current year presentation.

                            RED HAT, INC.
                     CONSOLIDATED BALANCE SHEETS
                            (In thousands)

                    ASSETS
                                                Aug. 31,    Feb. 28,
                                                  2007        2007
                                               ----------- -----------
                                               (unaudited)
Current assets:
 Cash and cash equivalents                     $  524,619  $  527,239
 Investments in debt securities                   353,764     350,827
 Accounts receivable, net                          89,125      87,973
 Prepaid expenses and other current assets         57,862      41,026
                                               ----------- -----------

   Total current assets                         1,025,370   1,007,065

 Property and equipment, net                       51,363      45,258
 Goodwill                                         339,357     328,837
 Identifiable intangibles, net                     97,477      94,314
 Investments in debt securities                   375,263     278,028
 Other assets, net                                 32,945      32,352
                                               ----------- -----------

   Total assets                                $1,921,775  $1,785,854
                                               =========== ===========

     LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
 Accounts payable                              $   10,085  $   12,062
 Accrued expenses                                  37,622      38,472
 Deferred revenue                                 278,361     249,615
 Other current obligations                             24         214
                                               ----------- -----------

  Total current liabilities                       326,092     300,363

 Deferred lease credits                             5,042       5,235
 Long term deferred revenue                        98,673      89,020
 Other long term obligations                       23,430           -
 Convertible debentures                           570,000     570,000
Stockholders' equity:
 Common stock                                          20          20
 Additional paid-in capital                     1,096,394   1,040,892
 Accumulated deficit                              (70,491)    (92,092)
 Treasury stock, at cost                         (125,924)   (125,789)
 Accumulated other comprehensive loss              (1,461)     (1,795)
                                               ----------- -----------

   Total stockholders' equity                     898,538     821,236
                                               ----------- -----------

   Total liabilities and stockholders' equity  $1,921,775  $1,785,854
                                               =========== ===========


Note: certain prior year amounts have been reclassified to conform with current year presentation.

                            RED HAT, INC.
                CONSOLIDATED STATEMENTS OF CASH FLOWS
                             (Unaudited)
                            (In thousands)


                            Three Months Ended     Six Months Ended
                           --------------------- ---------------------
                            Aug. 31,   Aug. 31,   Aug. 31,   Aug. 31,
                              2007       2006       2007       2006
                           --------------------- ---------------------

Cash flows from operating
 activities:
Net income                 $  18,157  $  11,047  $  34,378  $  24,800
Adjustments to reconcile
 net income to net cash
 provided by operating
 activities:
  Depreciation and
   amortization                8,219      6,754     15,453     11,098
  Deferred income taxes        9,884      4,092     18,214      9,502
  Share-based compensation
   expense                     8,581      8,300     16,967     15,926
  Excess tax benefits from
   share-based payment
   arrangements              (14,509)      (740)   (27,119)    (2,875)
  Provision for doubtful
   accounts                     (195)       201        387        702
  Amortization of debt
   issuance costs                752        752      1,505      1,504
  Other                          156        (12)       156       (289)
Changes in operating assets
 and liabilities net of
 effects of acquisitions:
  Accounts receivable and
   earnings in excess of
   billings                    4,162      3,311        245       (181)
  Prepaid expenses and
   other current assets          736     (1,115)         -     (2,415)
  Accounts payable             2,116        399     (2,107)       509
  Accrued expenses              (617)    (1,707)    (2,382)      (157)
  Deferred revenue            11,858     12,623     33,421     38,079
  Other assets                   (99)       (21)      (193)        53

  Net cash provided by
   operating activities       49,201     43,884     88,925     96,256
                           ---------- ---------- ---------- ----------

Cash flows from investing
 activities:
 Purchase of investment
  securities                (167,415)      (112)  (508,590)    (7,444)
 Proceeds from sales and
  maturities of investment
  securities                 193,478     78,021    408,958    356,052
 Acquisitions of
  businesses, net of cash
  acquired                         -   (147,651)   (11,784)  (149,562)
 Purchase of property and
  equipment                   (8,375)    (5,107)   (14,782)    (8,985)
 Purchase of developed
  software and other
  intangibles assets            (865)         -     (4,352)         -
                           ---------- ---------- ---------- ----------

  Net cash provided by
   (used in) investing
   activities                 16,823    (74,849)  (130,550)   190,061
                           ---------- ---------- ---------- ----------

Cash flows from financing
 activities:
 Excess tax benefits from
  share-based payment
  arrangements                14,509        740     27,119      2,875
 Net proceeds from issuance
  of common stock under
  Employee Stock Purchase
  Plan                             -          -          -        306
 Proceeds from exercise of
  common stock options         5,455      4,354      8,530     11,684
 Purchase of treasury stock     (136)    (1,359)      (136)    (1,532)
 Proceeds from other
  borrowings                       -          -      2,898          -
 Payments on other
  borrowings                     (90)       (31)      (757)       (31)
                           ---------- ---------- ---------- ----------

  Net cash provided by
   financing activities       19,738      3,704     37,654     13,302
                           ---------- ---------- ---------- ----------

Effect of foreign currency
 exchange rates on cash and
 cash equivalents              1,473     (1,475)     1,351      1,015
Net increase (decrease) in
 cash and cash equivalents    87,235    (28,736)    (2,620)   300,634
Cash and cash equivalents
 at beginning of the period  437,384    596,917    527,239    267,547
                           ---------- ---------- ---------- ----------

Cash and cash equivalents
 at end of period          $ 524,619  $ 568,181  $ 524,619  $ 568,181
                           ========== ========== ========== ==========

Note: certain prior year amounts have been reclassified to conform with current year presentation.

                            RED HAT, INC.
NON CASH SHARE-BASED COMPENSATION AND RECONCILIATION OF GAAP RESULTS
                     TO NON-GAAP ADJUSTED RESULTS
                             (Unaudited)
              (In thousands - except per share amounts)


Non cash share-based compensation expense included in Consolidated Statements of Operations:

                                     Three Months       Six Months
                                         Ended             Ended
                                   ----------------- -----------------
                                   Aug. 31, Aug. 31, Aug. 31, Aug. 31,
                                     2007     2006     2007     2006
                                   ----------------- -----------------

 Cost of revenue                    $   570  $   539 $  1,152  $ 1,049
 Sales and marketing                  2,437    2,455    4,951    4,572
 Research and development             2,118    1,771    4,243    3,268
 General and administration           3,456    3,535    6,621    7,037
                                   -------- -------- -------- --------
 Total stock based compensation
  expense                           $ 8,581  $ 8,300 $ 16,967  $15,926
                                   ======== ======== ======== ========




Reconciliation of GAAP results to non-GAAP adjusted results

                                     Three Months       Six Months
                                         Ended             Ended
                                   ----------------- -----------------
                                   Aug. 31, Aug. 31, Aug. 31, Aug. 31,
                                     2007     2006     2007     2006
                                   ----------------- -----------------

GAAP net income                     $18,157  $11,047 $ 34,378  $24,800

GAAP provision for income taxes      12,104    6,488   22,918   14,565

GAAP income before provision for
 income taxes                       $30,261  $17,535 $ 57,296  $39,365

Add: Share-based compensation per
 FAS 123R                             8,581    8,300   16,967   15,926

Non-GAAP adjusted income before
 provision for income taxes         $38,842  $25,835 $ 74,263  $55,291

Non-GAAP cash provision for income
 taxes                              $ 1,942  $ 1,292 $  3,713  $ 2,765
                                   -------- -------- -------- --------

Non-GAAP adjusted net income        $36,900  $24,543 $ 70,550  $52,526
                                   ======== ======== ======== ========

Non-GAAP adjusted net income-
 diluted                            $38,292  $25,935 $ 73,334  $55,310
                                   ======== ======== ======== ========

Non-GAAP adjusted net income per
 share:
 Basic                              $  0.19  $  0.13 $   0.36  $  0.28
 Diluted                            $  0.17  $  0.12 $   0.33  $  0.25


Non-GAAP diluted net income per
 share computation:
Non-GAAP adjusted net income        $36,900  $24,543 $ 70,550  $52,526
Interest expense on convertible
 debentures, net of related 5% cash
 tax effects                            677      677    1,354    1,354
Amortization of debt issuance
 costs, net of related 5% cash tax
 effects                                715      715    1,430    1,430

Non-GAAP adjusted net income-
 diluted                            $38,292  $25,935 $ 73,334  $55,310
                                   ======== ======== ======== ========


Reconciliation of GAAP cash flows from operating activities to non-
 GAAP adjusted cash flows from operating activities

                                     Three Months       Six Months
                                         Ended             Ended
                                   ----------------- -----------------
                                   Aug. 31, Aug. 31, Aug. 31, Aug. 31,
                                     2007     2006     2007     2006
                                   ----------------- -----------------

GAAP net cash provided by operating
 activities                         $49,201  $43,884 $ 88,925  $96,256

Add: Excess tax benefits from
 share-based payment arrangements    14,509      740   27,119    2,875

Non-GAAP net cash provided by
 operating activities               $63,710  $44,624 $116,044  $99,131
                                   ======== ======== ======== ========

                            RED HAT, INC.
     RECONCILIATION OF GAAP RESULTS TO NON-GAAP ADJUSTED RESULTS
                             (Unaudited)
              (In thousands - except per share amounts)



Reconciliation of GAAP results to non-GAAP adjusted results

                                Three Months Ended  Six Months Ended
                                ------------------ -------------------
                                 Aug. 31, Aug. 31,  Aug. 31, Aug. 31,
                                  2007      2006     2007      2006
                                ------------------ -------------------

GAAP Gross profit               $107,206  $83,253  $207,815  $153,810

Add: Non-cash share-based
 compensation per FAS 123R           570      539     1,152     1,049

Non-GAAP gross profit           $107,776  $83,792  $208,967  $154,859

Non-GAAP gross margin                 85%      84%       85%       84%


                                Three Months Ended  Six Months Ended
                                ------------------ -------------------
                                 Aug. 31, Aug. 31,  Aug. 31, Aug. 31,
                                  2007      2006     2007      2006
                                ------------------ -------------------

GAAP operating expenses         $ 89,410  $73,801  $175,067  $131,746

Deduct: Non-cash share-based
 compensation per FAS 123R        (8,011)  (7,761)  (15,815)  (14,877)

Non-GAAP adjusted operating
 expenses                       $ 81,399  $66,040  $159,252  $116,869


                                Three Months Ended  Six Months Ended
                                ------------------ -------------------
                                 Aug. 31, Aug. 31,  Aug. 31, Aug. 31,
                                  2007      2006     2007      2006
                                ------------------ -------------------

GAAP operating income           $ 17,796  $ 9,452  $ 32,748  $ 22,064

Add: Non-cash share-based
 compensation per FAS 123R         8,581    8,300    16,967    15,926

Non-GAAP adjusted operating
 income                         $ 26,377  $17,752  $ 49,715  $ 37,990

Non-GAAP adjusted operating
 margin                             20.7%    17.8%     20.2%     20.7%


    CONTACT: Red Hat, Inc.
             Kerrin Catallozzi, 919-754-4268
             Corporate Communications
             kcatallo@redhat.com
             or
             Linda Brewton, 919-754-4476
             Investor Relations
             lbrewton@redhat.com